UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 24, 2011

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33387	77-0398779
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

1213 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On August 24, 2011, GSI Technology, Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders.  At the annual meeting, the matters set forth below were submitted to a vote of the Company’s stockholders.  The final tally of shares voted for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

1.             The Company’s stockholders elected the following five persons to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, with the votes cast as follows:

Director Nominees	For	Withheld	Broker Non-Vote
Haydn Hsieh	13,228,336	363,807	5,800,403
Ruey L. Lu	13,220,490	371,653	5,800,403
Lee-Lean Shu	13,273,787	318,356	5,800,403
Arthur O. Whipple	13,228,352	363,791	5,800,403
Robert Yau	13,013,280	578,863	5,800,403

2.             The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012, with the votes cast as follows:

Votes For:	19,242,434
Votes Against:	68,108
Abstentions:	82,004

3.             The Company’s stockholders approved certain provisions of the Company’s 2007 Equity Incentive Plan in order to preserve the Company’s ability to deduct in full certain plan-related compensation under Section 162(m) of the Internal Revenue Code, with the votes cast as follows:

Votes For:	11,693,631
Votes Against:	1,889,349
Abstentions:	9,163
Broker Non-Vote	5,800,403

4.             The Company’s stockholders approved an advisory (non-binding) resolution regarding the compensation of the executive officers named in the Summary Compensation Table, as disclosed in the Company’s proxy statement for the annual meeting, with the votes cast as follows:

Votes For:	13,404,192
Votes Against:	176,243
Abstentions:	11,708
Broker Non-Vote	5,800,403

5.             The Company’s stockholders indicated on an advisory (non-binding) basis their preference regarding the frequency of future advisory stockholder votes on executive compensation, with the votes cast as follows:

One Year:	12,840,877
Two Years:	42,644
Three Years:	700,398
Abstain:	8,224
Broker Non-Vote	5,800,403

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2011

GSI Technology, Inc.

	By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer